Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $300,000,000 aggregate principal amount of 6.274% Senior Notes due March 15, 2037 of Puget Sound Energy, Inc., registered pursuant to the Post-Effective Amendment No. 1 to Registration Statement (Registration No. 333-132497-01) on Form S-3 filed on June 22, 2006, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$32,100
Printing and engraving expenses	$25,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$30,000
Rating Agency expenses	$50,000
Miscellaneous	$12,900

Total	$250,000